EXHIBIT 10.24
CONFIDENTIAL TREATMENT REQUESTED under 17 C.F.R. § 200.80(b)(4) and 240.24b-2

RESEARCH AND DEVELOPMENT AGREEMENT
EIGHTH AMENDMENT
This is an amendment effective 21 March 2012 (this “Amendment”) of the Exclusive License and Sponsored Research Agreement dated 10 June 2004 as last amended
1 October 2011 (the “Agreement”) between Omeros Corporation, a Washington corporation having a principal place of business at 1420 Fifth Avenue, Suite 2600, Seattle WA 98101 USA (“Omeros”) and the University of Leicester, having a principal place of business at University Road, Leicester LE1 7RH, United Kingdom (“Leicester”). All capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise defined below.

In recognition of a temporary increase in scope of effort by Dr. Schwaeble and his laboratory staff during late 2011 and early 2012 related to the Sponsored Research, including the role of [†] and the [†], all of which are acknowledged to be included in the Joint IP under the Agreement, Omeros is willing to provide additional compensation for the Sponsored Research.
Omeros therefore agrees that the in addition to the sum of [†] paid to Leicester for Sponsored Research during the eight year of the Sponsored Research Term payable in accordance with Section 2.5 of the Agreement, Omeros shall pay to Leicester the amount of [†] as a one-time payment, to be paid within thirty (30) days of a receipt of an invoice from Omeros.
All other provisions of the Agreement, including Sections 1 through 16 inclusive, as amended above, shall continue unchanged in full force and effect.
This Amendment is accepted and acknowledged by each party, as of the effective date set forth herein above, through the signature of its authorized representative(s) below:

OMEROS CORPORATION	UNIVERSITY OF LEICESTER
By: /s/ Gregory A. Demopulos Name: Gregory A. Demopulos, M.D.	By: /s/ Chris A. Jones Name: Chris A. Jones
Title: Chairman & CEO	Title: Head of Research Commercialization
Date: March 20, 2012	Date: November 20, 2012

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION
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CONFIDENTIAL TREATMENT REQUESTED under 17 C.F.R. § 200.80(b)(4) and 240.24b-2

RESEARCH AND DEVELOPMENT AGREEMENT
NINTH AMENDMENT
This is a ninth amendment dated 1 September 2013 (this “Amendment”), and effective nunc pro tunc as of 1 October 2013 of the Exclusive License and Sponsored Research Agreement dated 10 June 2004 as previously amended 1 October 2005, 1 June 2007, 8 February 2008, 6 February 2009, 18 November 2009, 1 October 2010, 1 October 2011 and 21 March 2012 (the “Agreement”) between Omeros Corporation, a Washington corporation having a current principal place of business at 201 Elliott Avenue West, Seattle, WA 98119 USA (“Omeros”) and the University of Leicester, having a principal place of business at University Road, Leicester LE1 7RH, United Kingdom (“Leicester”). All capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise defined below.

Omeros and Leicester have continued to collaborate on research under the Agreement, and Leicester has provided to Omeros regular status reports on the progress of the Sponsored Research, and Omeros has provided Leicester regular status reports on the progress of its research and development efforts under the Agreement, through regular conference calls, typically on a weekly basis, between Omeros and Leicester researchers, in satisfaction of less frequent reports called for under the Agreement. In view of progress to date, Omeros and Leicester have determined to extend the Sponsored Research Term under the Agreement through 30 September 2014.
Omeros has previously paid Leicester the sum of [†] for research performed during the ninth year of the Sponsored Research Term, (i.e., 1 October 2012 through 30 September 2013), not yet reflected in a written amendment of the Agreement, as well as a one-time payment of [†] pursuant to an eighth amendment of the Agreement dated 21 March 2012. Leicester has requested Omeros to increase the level of financial support during the tenth year of the Sponsored Research Term (i.e., 1 October 2013 through 30 September 2014), and Omeros and Leicester have agreed to expand the scope of Sponsored Research during the Sponsored Research Term to include exploration of the role of [†] and the [†], together with or independently of [†], all of which is agreed to be included in the Joint IP under the Agreement. Omeros and Leicester therefore agree that the Agreement shall be amended as follows, with sections of this Amendment being numbered to match corresponding Sections of the Agreement.
2.2    Sponsored Research

2.1
In accordance with Section 2.1 of the Agreement, a collaborative research plan for the tenth year (“Tenth Year Research Plan”) of the Sponsored Research Term is attached hereto as Exhibit A and is hereby incorporated into the Agreement. The Tenth Year Research Plan provides a budget and specific activities to be carried out by Leicester with the sponsorship of Omeros, subject to any modifications that may be agreed to in writing by Omeros and Leicester.

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION
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2.2
In accordance with Section 2.2 of the Agreement, the Sponsored Research Term is hereby acknowledged to have been extended for an additional two years, commencing 1 October 2012 and ending 30 September 2014.

2.5
Section 2.5 of the of the Agreement is hereby amended to provide that the total compensation to be paid by Omeros to Leicester for Sponsored Research during the tenth year of the Sponsored Research Term (i.e., 1 October 2013 through 30 September 2014) completed by Leicester in accordance with the Agreement shall be [†] as a grant-in-aid for use in supporting the salary of research staff in Professor Schwaeble’s laboratory at Leicester.

All other provisions of the Agreement, including Sections 1 through 16 inclusive, as amended above, shall continue unchanged in full force and effect.
This Amendment is accepted and acknowledged by each party, as of the effective date set forth herein above, through the signature of its authorized representative(s) below:

OMEROS CORPORATION	UNIVERSITY OF LEICESTER
By: /s/ Gregory A. Demopulos Name: Gregory A. Demopulos, M.D.	By: /s/ Chris A. Jones Name: Chris A. Jones
Title: Chairman & CEO	Title: Head of Research Commercialization
Date: September 10, 2013	Date: September 2, 2013

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION
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EXHIBIT A
TENTH YEAR RESEARCH PLAN
OMEROS AND UNIVERSITY OF LEICESTER
Sponsor: Omeros Corporation
Research Institution: University of Leicester
Investigator: Prof. Wilhelm Schwaeble
Research Period: Tenth year, commencing 1 October 2013
Research Aims and Activities
Research Aims and Activities shall be as follows, or as otherwise agreed between researchers of Omeros and Leicester.

•	Support with assays and experiments

•	Collaborative research using animal models evaluating [†]

•	Collaborative research exploring the therapeutic effect [†]

•	Collaborative research exploring the therapeutic role [†]

•	Scientific expertise, advice and introductions
Budget for Tenth Year
The total consideration to be paid to Leicester for all Sponsored Research to be carried out during the tenth year of the Sponsored Research program, the amount of [†] as grant-in aid, for use in supporting the salary of research staff in Professor Schwaeble’s laboratory, payable quarterly .

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION
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